UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/02/2013

International Fuel Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25367

Nevada	88-0357508
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7777 Bonhomme Avenue, Suite 1920
St. Louis, Missouri 63105
(Address of principal executive offices, including zip code)

(314) 727-3333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

(a)    Dismissal of Independent Registered Accounting Firm

On May 2, 2013, the Board of Directors of International Fuel Technology, Inc. (the "Company") terminated the engagement of BDO USA, LLP ("BDO") as the Company's independent registered accounting firm. This action effectively dismisses BDO as the Company's independent registered accounting firm for the fiscal year ending December 31, 2012.

BDO's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph relating to an uncertainty as to the Company's ability to continue as a going concern. Furthermore, during the Company's two most recent fiscal years and through May 8, 2013, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such periods.

Except as noted in this paragraph, for the years ended December 31, 2011 and 2010 and through May 8, 2013, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K. In connection with its audit of our financial statements for the year ended December 31, 2011 and 2010, BDO reported the existence of a material weakness in the Company's internal control over financial reporting to the audit committee of the Company. The material weakness relates to the fact that the Company has limited accounting personnel with sufficient expertise, accounting knowledge and training in United States generally accepted accounting principles and financial reporting requirements. Specifically, the Company lacks sufficient personnel to anticipate, identify, resolve and review complex accounting issues and to complete a timely review of the financial statements. This control deficiency resulted in recorded material adjustments to the financial statements for non-cash stock-based compensation and also resulted in adjustments to financial statement presentation. This material weakness has not been corrected.

On May 8, 2013, the Company provided BDO with a copy of the disclosure contained in the Company's current report on Form 8-K filed on May 8, 2013 (the "Original 8-K"), prior to its filing with the Securities and Exchange Commission (the "Commission") and requested that BDO furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements in the Original 8-K and, if not, stating the respects in which it does not agree. The Company received BDO's letter to the Commission on May 9, 2013 and attached it to Amendment No. 1 to the Original 8-K ("Amendment No. 1") as Exhibit 16.1. In addition, on May 10, 2013, the Company provided BDO with a copy of the disclosure contained in Amendment No. 1, prior to its filing with the Commission and requested that BDO furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements in this Amendment No. 1 and, if not, stating the respects in which it does not agree. On May 12, 2013, the Company received BDO's letter to the Commission, dated May 10, 2013, and has attached it to this Amendment No. 2 to the Original 8-K as Exhibit 16.2.

(b)       Engagement of New Independent Registered Accounting Firm

On May 8, 2013, the Company's Board of Directors appointed Malone Bailey LLP ("Malone Bailey") as the Company's new independent registered accounting firm. During the Company's two most recent fiscal years and through May 8, 2013, neither the Company nor anyone acting on the Company's behalf consulted Malone Bailey with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Fuel Technology, Inc.

Date: May 13, 2013	By:	/s/ Jonathan R. Burst
Jonathan R. Burst
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-16.2	Letter of BDO USA, LLP to the Securities and Exchange Commission dated May 10, 2013.